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                                                                   EXHIBIT 4.1








                                 SUPERGEN, INC.
                           TWO ANNABEL LANE, SUITE 220
                           SAN RAMON, CALIFORNIA 94583

                               AVI BIOPHARMA, INC.
                           ONE SW COLUMBIA, SUITE 1105
                               PORTLAND, OR 97258

                          REGISTRATION RIGHTS AGREEMENT



                                  APRIL 4, 2000






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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made as of April 4, 2000 between SuperGen, Inc., a Delaware corporation ("SuperGen") and AVI BioPharma, Inc., an Oregon corporation ("AVI") pursuant to the terms of a Common Stock and Warrant Purchase Agreement between the parties dated as of April 4, 2000 (the "Purchase Agreement").

                                   SECTION 1

                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "ADDITIONAL SUPERGEN SHARES" shall mean the shares of SuperGen Common Stock AVI receives from SuperGen pursuant to Section 1.3 of the Purchase Agreement.

         "AVI COMMON STOCK" shall mean AVI's common stock, par value $0.0001 per share.

         "AVI SHARES" shall mean the shares of AVI Common Stock that SuperGen purchases from AVI pursuant to Section 1.2 of the Purchase Agreement.

         "CLOSING DATE" shall mean the Closing Date as defined in Section 2 of the Purchase Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "MATERIAL EVENT" shall mean the happening of any event during the period that the registration statement described in Sections 2.1 and 3.1 hereof is required to be effective as a result of which, in the reasonable judgment of AVI or SuperGen, as the case may be, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by either AVI or SuperGen with the Commission.

         "HOLDER" shall mean, for purposes of Section 2, SuperGen or any person holding Registrable Securities to whom SuperGen's rights under Section 2 of this Agreement have been transferred in accordance with Section 2.9, and for purposes of Section 3, AVI or any person holding Registrable Securities to whom AVI's rights under Section 3 of this Agreement have been transferred in accordance with Section 3.8.

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         "INITIAL HOLDERS" shall mean SuperGen or any Holders who in aggregate hold greater than 20% of the Registrable Securities for purposes of Section 2.

         "REGISTRABLE SECURITIES" shall mean, for purposes of Section 2, AVI Shares and Warrant Shares, and for purposes of Section 3, SuperGen Shares or Additional SuperGen Shares, as the case may be, until such time that such securities have been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold or are, in the opinion of counsel for AVI in the case of AVI Shares and Warrant Shares, and SuperGen in the case of SuperGen Shares and Additional SuperGen Shares, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by AVI or SuperGen, as the registering company, in complying with Sections 2.1, 2.2 and 2.3 (applicable to AVI) or Sections 3.1 and
3.2 (applicable to SuperGen) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for such registering company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of AVI or SuperGen as the registering company which shall be paid in any event by the registering company).

         "RESTRICTED SECURITIES" shall mean any AVI Shares, Warrant Shares, SuperGen Shares or Additional SuperGen Shares required to bear the legend set forth in Section 5.6 of the Purchase Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by AVI (related to Sections 2.1, 2.2 and 2.3 ) or SuperGen (related to Sections 3.1 and 3.2, except as set forth above, all reasonable fees and disbursements of counsel for SuperGen or AVI.

         "SUPERGEN COMMON STOCK" shall mean the common stock of SuperGen, par value $0.001.

         "SUPERGEN SHARES" shall mean the shares of SuperGen Common Stock issued to AVI pursuant to Section 1.2 of the Purchase Agreement.

         "WARRANT" shall mean the warrant AVI shall issue to SuperGen pursuant to Section 1.4 of the Purchase Agreement.

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         "WARRANT SHARES" shall mean the shares of AVI Common Stock issued or issuable upon exercise of the Warrant.

                                   SECTION 2

                  REGISTRATION OF AVI SHARES AND WARRANT SHARES

         2.1       REGISTRATION OF AVI SHARES.

                   (a) REGISTRATION. AVI shall use commercially reasonable efforts to cause the AVI Shares which are Registrable Securities to be registered under the Securities Act no later than 90 days after the Closing Date, so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective, a Form S-3 covering the AVI Shares; PROVIDED, HOWEVER, that the Holders, if any, shall provide all such information and materials relating to the Holders, as applicable, and take all such action as may be required in order to permit AVI to comply with all the applicable requirements of the Commisson and to obtain any desired acceleration of the effective date of such Form S-3, such provision of information and materials to be a condition precedent to the obligations of AVI pursuant to this Agreement and the Purchase Agreement. The offerings made pursuant to such registrations shall not be underwritten.

                   (b)  POSTPONEMENT OF REGISTRATION.

                        (i) REGISTRATION. Notwithstanding Section 2.1(a) above, AVI shall be entitled to postpone the declaration of effectiveness of any Form S-3 prepared and filed pursuant to this Section 2.1 for a reasonable period of time, but not in excess of 60 calendar days after the applicable deadline, if the Board of Directors of AVI, acting in good faith, determines that there exists material non-public information about AVI.

                        (ii) MATERIAL EVENT. The Holders agree that, upon receipt of any notice from AVI of the happening of a Material Event, they will forthwith discontinue disposition of the AVI Shares which are Registrable Securities pursuant to any Form S-3 until the receipt of copies of supplemented or amended prospectuses prepared by AVI (which AVI will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by AVI, the Holders will deliver to AVI all copies in their possession, other than permanent file copies then in the Holders' possession, of the prospectus covering such AVI Shares current at the time of receipt of such notice. In no event shall AVI delay causing to be effective a supplement or post-effective amendment to any Form S-3 pursuant to Section 2.1 or the related prospectus, for more than 90 consecutive days or 120 days during any 365 consecutive calendar day period.

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         2.2       REGISTRATION OF WARRANT SHARES; REQUESTED REGISTRATION.

                   (a) REQUEST FOR REGISTRATION. If, at any time after the date SuperGen exercises its Warrant, in whole or in part, AVI shall receive from the Initial Holders a written request that AVI effect any registration, qualification or compliance with respect to the Warrant Shares which are Registrable Securities, AVI will,

                        (i) promptly give written notice of the proposed registration, qualification or compliance to any other Holders; and

                        (ii) as soon as practicable, use its diligent efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of Registrable Securities of other Holders, if any, joining in such request as are specified in a written request received by AVI within 20 days after receipt of such written notice from AVI; PROVIDED, HOWEVER, that AVI shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2:

                              (A)  During the period starting with the date 60
days prior to AVI's estimated date of filing of, and ending on the date 3 months immediately following the effective date of, any registration statement pertaining to securities of AVI (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that AVI is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                              (B)  Unless the Registrable Securities sought to
be registered by the Initial Holders and other Holders pursuant to this Section
2.2 comprise at least 100,000 Warrant Shares;

                              (C)  After the Company has effected two such
registration pursuant to this Section 2.2(a), and such registration has been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                              (D)  If AVI shall furnish to the Holders a
certificate signed by the President of AVI stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to AVI or its shareholders for a registration statement to be filed in the near future, then AVI's obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed 60 days from the date of receipt of written request from the Initiating Holders, PROVIDED, HOWEVER, that AVI shall not exercise the right to defer registration granted pursuant to this paragraph (D) more than one time in any twelve month period.

         Subject to the foregoing clauses (A) through (D), AVI shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders, but in any event within 120 days of such request or requests.

                   (b) UNDERWRITING. In the event that a registration pursuant to Section 2.2(a) is for a registered public offering involving an underwriting, AVI shall so advise the Holders (as part of the notice given pursuant to Section
2.2 (a)(i). In such event, the right of the Holders to registration pursuant to
Section 2.2(a) shall be conditioned upon such Holders' participation in the underwriting arrangements required by this Section 2.2(b), and the inclusion of such Holders' Warrant Shares which are Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         AVI shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Holders, but subject to AVI's reasonable approval. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then AVI shall so advise all Holders of Warrant Shares which are Registrable Securities and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, AVI or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                   (c) If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to AVI, the managing underwriter and the Initial Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

         2.3       AVI REGISTRATION

                   (a) NOTICE OF REGISTRATION. If at any time or from time to time, but in no event earlier than SuperGen's exercise of the Warrant, AVI shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, AVI will:

                        (i) promptly give to all Holders of Warrant Shares which are Registrable Securities written notice thereof; and

                       (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from AVI, by all Holders.

                   (b) UNDERWRITING. If the registration of which AVI gives notice is for a registered public offering involving an underwriting, AVI shall so advise the Holders as a part of the

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written notice given pursuant to Section 2.3(a)(i). In such event the right of and the Holders to registration pursuant to this Section 2.3 shall be conditioned upon the Holders' participation in such underwriting and the inclusion of the Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with AVI, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by AVI. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter and AVI may reduce the securities to be included in such registration to the extent the underwriters deem necessary (to zero if necessary). AVI shall so advise the Holders and all holders of securities distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, AVI may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to AVI and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                   (c) RIGHT TO TERMINATE REGISTRATION. AVI shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.4 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration.

         2.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by AVI pursuant to this Section 2 (including the registration on Form S-3), AVI will keep the Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense AVI will:

                   (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain continuously effective for at least one year or until the sale of all Registrable Securities described in the Registration Statement has been completed;

                   (b) Furnish to the Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holders or such underwriters may reasonably request in order to effect the offering and sale of the shares to be offered and sold, but only while AVI shall be required under the provisions hereof to cause such registration statement to remain current;

                   (c) Use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration under the securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (provided that AVI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other

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acts or things which may be reasonably necessary or advisable to enable the
Holders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions;

                   (d) Cause all such Registrable Securities to be listed on the Nasdaq National Market ("NNM") on which similar securities issued by AVI are then listed;

                   (e) Notify the Holders upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                   (f) So long as the registration statement remains effective, promptly prepare, file and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                   (g) Notify the Holders promptly after it shall receive notice thereof, of the date and time any registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                   (h) Notify the Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and

                   (i) Advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         2.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to this Section 2 shall be borne by AVI. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of any holders of securities participating in the distribution and all other Registration Expenses shall be borne by such holders pro rata on the basis of the number of shares so registered.

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         2.6       INDEMNIFICATION.

                   (a) AVI will indemnify each Holder, each of its officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by AVI of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to AVI in connection with any such registration, qualification or compliance, and within a reasonable period AVI will reimburse each Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that AVI will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to AVI by an instrument duly executed by any Holder, such controlling person or underwriter and stated to be specifically for use therein.

                   (b) Each Holder will indemnify AVI, each of its directors and officers, each underwriter, if any, of AVI's securities covered by such a registration statement, each person who controls AVI or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder participating in the distribution, each of its officers and directors and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse AVI, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to AVI by an instrument duly executed by the Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

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                   (c)  Each party entitled to indemnification under this
Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.7 INFORMATION BY HOLDER. Each Holder shall furnish to AVI such information regarding such Holder, the Registrable Securities held by it and the distribution proposed by such Holder as AVI may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

         2.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Restricted Securities to the public without registration, AVI agrees to use its best efforts to:

                   (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                   (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of AVI under the Securities Act and the Exchange Act; and

                   (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon request a written statement by AVI as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of AVI, and such other reports and documents of AVI and other information in the possession of or reasonably obtainable by AVI as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         2.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause AVI to register securities granted a Holder under Sections 2.1, 2.2 and 2.3 may be assigned to a transferee or assignee reasonably acceptable to AVI which acquires at least 250,000 AVI Shares or Warrant Shares in connection with any transfer or assignment of AVI Shares or Warrant Shares by the Holder.

         2.10 STANDOFF AGREEMENT. In connection with any public offering of AVI's securities, each Holder agrees, upon request of AVI or the underwriters managing any underwritten offering of

AVI's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any AVI Shares or Warrant Shares (other than those included in the registration) without the prior written consent of AVI or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of AVI who own stock of AVI and each holder representing at least 1% ownership of AVI's outstanding Common Stock also agrees to such restrictions.

         2.11 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 2 shall terminate as to each Holder at such time as all AVI Shares or Warrant Shares held by such Holder may, in the opinion of counsel to AVI (which opinion shall be addressed and rendered to the Holder), be sold in a single three month period pursuant to Rule 144.

                                   SECTION 3

         REGISTRATION OF SUPERGEN SHARES AND ADDITIONAL SUPERGEN SHARES

         3.1       REGISTRATION OF SUPERGEN SHARES.

                   (a) REGISTRATION STATEMENT. SuperGen shall use commercially reasonable efforts to cause the SuperGen Shares which are Registrable Securities to be registered under the Securities Act no later than 90 days after the Closing Date, so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective, a Form S-3 covering the SuperGen Shares; PROVIDED, HOWEVER, that the Holders, if any, shall provide all such information and materials relating to the Holders, as applicable, and take all such action as may be required in order to permit SuperGen to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Form S-3, such provision of information and materials to be a condition precedent to the obligations of SuperGen pursuant to this Agreement and the Purchase Agreement. The offerings made pursuant to such registrations shall not be underwritten.

                   (b)  POSTPONEMENT OF REGISTRATION

                        (i) REGISTRATION. Notwithstanding Section 3.1(a) above, SuperGen shall be entitled to postpone the declaration of effectiveness of any Form S-3 prepared and filed pursuant to this Section 3.1 for a reasonable period of time, but not in excess of 60 calendar days after the applicable deadline, if the Board of Directors of SuperGen, acting in good faith, determines that there exists material non-public information about SuperGen.

                        (ii) MATERIAL EVENT. The Holders agree that, upon receipt of any notice from SuperGen of the happening of a Material Event, they will forthwith discontinue disposition of the SuperGen Shares which are Registrable Securities pursuant to any Form S-3 until the receipt of copies of supplemented or amended prospectuses prepared by SuperGen (which SuperGen will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by SuperGen, the Holders will deliver to SuperGen all copies in their possession, other than permanent file copies then in the Holders' possession, of the prospectus covering such SuperGen Shares current at the time of receipt of such notice. In no event shall SuperGen delay causing to be effective a supplement or post-effective amendment to any Form S-3 pursuant to this Section 3.1 or the related prospectus, for more than 90 consecutive days or 120 days during any 365 consecutive calendar day period.

         3.2       SUPERGEN REGISTRATION

                   (a) NOTICE OF REGISTRATION. If at any time or from time to time, but in no event earlier than the issuance of any SuperGen Additional Shares, SuperGen shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, SuperGen will:

                        (i) promptly give to all Holders of SuperGen Additional Shares which are Registrable Securities, if any, written notice thereof; and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from SuperGen, by all Holders.

                   (b) UNDERWRITING. If the registration of which SuperGen gives notice is for a registered public offering involving an underwriting, SuperGen shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of the Holders to registration pursuant to this Section 3.2 shall be conditioned upon the Holders' participation in such underwriting and the inclusion of the Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with SuperGen, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by SuperGen. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter and SuperGen may reduce the securities to be included in such registration to the extent the underwriters deem necessary (to zero if necessary). SuperGen shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders and holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, SuperGen may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to SuperGen and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                   (c) RIGHT TO TERMINATE REGISTRATION. SuperGen shall have the right to terminate or withdraw any registration initiated by it under this
Section 3.2 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration.

         3.3 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by SuperGen pursuant to this Section 3 (including the registration Form S-3), SuperGen will keep advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense SuperGen will:

                   (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain continuously effective for at least one year or until the sale of all Registrable Securities described in the Registration Statement has been completed;

                   (b) Furnish to the Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holders or such underwriters may reasonably request in order to effect the offering and sale of the shares to be offered and sold, but only while SuperGen shall be required under the provisions hereof to cause such registration statement to remain current;

                   (c) Use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration under the securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (provided that SuperGen shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable the Holders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions;

                   (d) Cause all such Registrable Securities to be listed on the NNM on which similar securities issued by AVI are then listed;

                   (e) Notify the Holders upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                   (f) So long as the registration statement remains effective, promptly prepare, file and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                   (g) Notify the Holders promptly after it shall receive notice thereof, of the date and time any registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                   (h) Notify the Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and

                   (i) Advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commisson suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         3.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to this Section 3 shall be borne by SuperGen. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of any holders of securities participating in the distribution and all other Registration Expenses shall be borne by such holders pro rata on the basis of the number of shares so registered.

         3.5       INDEMNIFICATION.

                   (a) SuperGen will indemnify each Holder, each of its officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by SuperGen of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to SuperGen in connection with any such registration, qualification or compliance, and within a reasonable period SuperGen will reimburse each Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that SuperGen will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to SuperGen by an instrument duly executed by such Holder, such controlling person or underwriter and stated to be specifically for use therein.

                   (b) Each Holder will indemnify SuperGen, each of its directors and officers, each underwriter, if any, of SuperGen's securities covered by such a registration statement, each person who controls SuperGen or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder of securities participating in the distribution, each of its officers and directors and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse SuperGen, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to SuperGen by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

                   (c)  Each party entitled to indemnification under this
Section 3.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         3.6 INFORMATION BY THE HOLDER. Each Holder shall furnish to SuperGen such information regarding such Holder, the Registrable Securities held by it and the distribution proposed by such Holder as SuperGen may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

         3.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, SuperGen agrees to use its best efforts to:

                   (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                   (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of SuperGen under the Securities Act and the Exchange Act; and

                   (c) So long as a Holder owns any SuperGen Shares or Additional SuperGen Shares which are Restricted Securities furnish to such Holder forthwith upon request a written statement by SuperGen as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of SuperGen, and such other reports and documents of SuperGen and other information in the possession of or reasonably obtainable by SuperGen as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         3.8 TRANSFER OF REGISTRATION RIGHTS. The rights to cause SuperGen to register securities granted to a Holder under Sections 3.1 and 3.2 may be assigned to a transferee or assignee reasonably acceptable to SuperGen which acquires at least 100,000 shares of SuperGen Shares or Additional SuperGen Shares in connection with any transfer or assignment of SuperGen Shares or Additional SuperGen Shares by the Holder.

         3.9 STANDOFF AGREEMENT. In connection with any public offering of SuperGen's securities, each Holder agrees, upon request of SuperGen or the underwriters managing any underwritten offering of SuperGen's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any SuperGen Shares or Additional SuperGen Shares (other than those included in the registration) without the prior written consent of SuperGen or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of SuperGen who own stock of SuperGen and each holder representing at least 1% ownership of SuperGen's outstanding Common Stock also agrees to such restrictions.

         3.10 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Section 3 shall terminate as to each Holder at such time as all SuperGen Shares or Additional SuperGen Shares held by such Holder may, in the opinion of counsel to SuperGen (which opinion shall be addressed and rendered to the Holder), be sold in a single three month period pursuant to Rule 144.

                                    SECTION 4

                                  MISCELLANEOUS

         4.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

         4.2 SURVIVAL. The covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         4.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Purchase Agreement, the United States of America Sales, Distribution and Development Agreement and all exhibits hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         4.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to AVI, at AVI BioPharma, Inc., One SW Columbia, Portland, OR 97258, Attn: President, Alan P. Timmins, with a copy to Alter Wynne LLC, 222 SW Columbia, #1700, Portland, Oregon 97201, Attn: Byron Milstead, or to such other address (including electronic mail address) as AVI shall have furnished to SuperGen in writing or by electronic mail, or (b) if to SuperGen, at SuperGen, Inc., Two Annabel Lane, Suite 220, San Ramon, CA 94583, Attn: President and CEO, Dr. Joseph Rubinfeld, with a copy of any said notice to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304-1050, Attn: Page Mailliard, Esq., or to such other address (including electronic mail address) as SuperGen shall have furnished to AVI in writing or by electronic mail.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         4.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         4.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         4.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.



                          [SIGNATURE PAGE(S) FOLLOW(S)]

         The foregoing Agreement is hereby executed as of the date first above written.


                                      SUPERGEN, INC.
                                      a Delaware Corporation


                                      By: /s/ Joseph Rubinfeld
                                          ---------------------------
                                          Joseph Rubinfeld
                                          Chief Executive Officer and President




                                      AVI BIOPHARMA, INC.
                                      an Oregon Corporation


                                      By: /s/ Alan P. Timmins
                                          ---------------------------
                                          Alan P. Timmins
                                          President & Chief Operating Officer












                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]